Filed Pursuant to Rule 424(b)(5)

Registration No. 333-238680

PROSPECTUS SUPPLEMENT

(To the Prospectus dated June 4, 2020)

1,538,461 Shares of Common Stock Intellicheck, Inc.

We are offering 1,538,461 shares of our common stock pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on the NASDAQ Stock Market LLC (“NASDAQ”) under the symbol “IDN.” On June 18, 2020, the last reported sale price of our common stock on the NASDAQ was $7.30 per share.

Our business and an investment in our securities involve a high degree of risk. Before deciding whether to invest in our securities, you should carefully review the information described under the heading “Risk Factors” beginning on page S-3 of this prospectus supplement and on page 6 of the accompanying prospectus, and under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Form 10-Q for the quarter ended March 31, 2020, each of which is incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$6.50	$9,999,996.50
Underwriting discount(1)	$0.39	$599,999.79
Proceeds, before expenses, to us	$6.11	$9,399,996.71

(1) The underwriter will receive compensation in addition to the underwriting discount. See “Underwriting” of this prospectus supplement for a description of the compensation payable to the underwriter.

We have granted a 30-day option to the underwriter to purchase up to 230,769 additional shares of common stock from us at the public offering price, less the underwriting discount, solely to cover over-allotments, if any. See “Underwriting” of this prospectus supplement for more information.

The underwriter expects to deliver our shares to purchasers in the offering on or about June 23, 2020, subject to customary closing conditions.

Northland Capital Markets

The date of this prospectus supplement is June 19, 2020.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus of Intellicheck, Inc., a Delaware corporation (the “Company,” “Intellicheck,” “we,” “us,” or “our”), form part of a “shelf” registration statement on Form S-3 (File No. 333-238680) that we filed with the Securities and Exchange Commission (the “SEC”) on May 22, 2020, as amended on June 1, 2020, and that was declared effective on June 4, 2020.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information about securities we may offer from time to time, some of which does not apply to this offering. Generally, when we refer to the “prospectus,” we are referring to both parts of this document combined together with all documents incorporated by reference. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement or the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement. You should rely only on the information contained in or incorporated by reference into this prospectus supplement or contained in or incorporated by reference into the accompanying prospectus to which we have referred you. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in, or incorporated by reference into, this prospectus supplement and contained in, or incorporated by reference into, the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of securities. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this prospectus supplement and in the accompanying prospectus.

We are offering to sell, and are seeking offers to buy, securities only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of securities in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and any accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future developments and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus supplement.

You should read this prospectus supplement, the accompanying prospectus and the documents that we incorporate by reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus supplement is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus supplement and any accompanying prospectus is accurate as of the date on the front cover of this prospectus supplement. Because the risk factors referred to above, as well as the risk factors included in this prospectus supplement, the accompanying prospectus and those incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and except as may be required under applicable securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus supplement and the accompanying prospectus, and particularly our forward-looking statements, by these cautionary statements.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section contained in this prospectus supplement and our consolidated financial statements and the related notes and the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Business Overview

We were originally incorporated in the state of New York in 1994 as Intelli-Check, Inc. In August 1999, we reincorporated in Delaware. On March 14, 2008, our corporation was renamed Intelli-Check - Mobilisa, Inc. after the consummation of the merger with Mobilisa, Inc. (“Mobilisa”) (references to “Intelli-Check” in this prospectus supplement refer to the Company prior to the merger with Mobilisa). At the closing of the merger, our headquarters were moved to Mobilisa’s offices in Port Townsend, Washington. On October 27, 2009, we made a further change in our name to Intellicheck Mobilisa, Inc. On May 4, 2017, with the approval of our shareholders, we changed our name to Intellicheck, Inc. (“Intellicheck,” “we,” “our,” “us,” or “the Company”). On August 31, 2009, the Company acquired 100% of the common stock of Positive Access Corporation (“Positive Access”), a developer of driver license reading technology. The acquisition of Positive Access expanded the Company’s technology portfolio and related product offerings and allowed the Company to reach a larger number of customers through Positive Access’s extensive distribution network. Effective March 19, 2018, we relocated our corporate headquarters from Jericho, New York to Melville, New York. On December 31, 2018, we formally merged the Mobilisa and Positive Access subsidiaries into one corporation under the name Intellicheck, Inc.

We are a prominent technology company engaged in developing, integrating and marketing threat identification and identity authentication solutions to address challenges that include retail fraud prevention, law enforcement threat identification, and mobile and handheld access control and security for the government, military and commercial markets. Intellicheck’s products include Retail ID®, a solution for preventing fraud in the retail industry, and Age ID®, a smartphone or tablet-based solution for preventing sale of age-restricted products to minors.

We plan to expand our business in the near term by pursuing a strategy designed to increase market share in our existing markets and expand into new product markets that are expected to benefit from fraud prevention, enhanced safety and regulatory compliance. For example, we have extended our technologies into online applications to provide enhanced safety, regulatory compliance and fraud prevention for the billions of transactions that occur online each day. We have also incorporated biometric, facial recognition and other enhancements to several of our current product offerings.

We plan to leverage our intellectual property in the markets we are targeting to strengthen our competitive position.

Our primary businesses include Identity Systems products, which include commercial applications of identity card reading authentication and government sales of defense security and identity card applications.

Our technologies address problems such as:

●	Commercial Fraud and Risk Management – which may lead to economic losses to merchants from check cashing, debit and credit card, e- commerce as well as other types of fraud such as identity theft that principally use fraudulent identification documents as proof of identity;

●	Instant Credit Card Approval – retail stores use our technology to scan a driver license at a kiosk or at the Point Of Sale (POS) and send the information to a credit card underwriter to get instant approval for a loyalty-branded credit card. This technique protects consumer data and is significantly more likely to result in a completed transaction compared to in-store personnel asking customers to fill out a paper form;

●	Unauthorized Access – our systems and software are designed to increase security and deter terrorism at airports, shipping ports, rail and bus terminals, military installations, high profile buildings and infrastructure where security is a concern; and

●	Inefficiencies Associated With Manual Data Entry – by reading encoded data contained in the bar code and magnetic stripe of an identification card with a quick swipe or scan of the card, where permitted by law, customers are capable of accurately and instantaneously inputting information into forms, applications and the like without the errors associated with manual data entry.

Our principal executive office is located at 535 Broad Hollow Road, Suite B51, Melville, NY 11747, and our telephone number is (516) 992-1900. Our website address is www.intellicheck.com. The information available on or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and should not be relied upon.

S-1

The Offering

The following summary is provided solely for your convenience and is not intended to be complete. You should read the full text and more specific details contained elsewhere in this prospectus supplement and the accompanying prospectus. For a more detailed description of the common stock, see “Description of Our Capital Stock” in the accompanying prospectus.

Issuer	Intellicheck, Inc.

Common stock offered by us	1,538,461 shares of common stock (or 1,769,230 shares if the underwriter exercises its option to purchase additional shares in full).

Over-allotment option	We have granted the underwriter a 30-day option from the date of this prospectus supplement to purchase up to 230,769 additional shares from us at the public offering price less the underwriting discount to cover over-allotments, if any.

Common stock to be outstanding immediately after this offering	17,791,513 shares of common stock (or 18,022,282 shares if the underwriter exercises its option to purchase additional shares in full).

Use of Proceeds	We intend to use the net proceeds of this offering for general corporate purposes and working capital. See “Use of Proceeds” for further information.

Risk Factors	See “Risk Factors” of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Stock Market LLC trading symbol	IDN

Unless we indicate otherwise, all information in this prospectus supplement is based on 16,253,052 shares of common stock outstanding as of May 31, 2020 and:

●	assumes no exercise by the underwriters of their option to purchase up to an additional 230,769 shares of common stock to cover over-allotments, if any;

●	excludes 1,269,257 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted average exercise price of $1.84 per share, with 1,270,220 shares remaining available for future grant under such plans; and

●	excludes 13,430 shares of our common stock issuable upon exercise of warrants with a weighted average exercise price of $2.20 per share.

S-2

RISK FACTORS

You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones we face. Additional risks we are not presently aware of or that we currently believe are immaterial may also impair our business operations. Our business could be harmed by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. In assessing these risks, you should also refer to the risk factors and other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, specifically including the risk factors contained in our Quarterly Report on Form 10-Q for the period ended March 31, 2020 filed with the SEC on May 6, 2020 and our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on March 19, 2020 and the financial statements and related notes filed therewith.

Risks Related to Our Business and Industry

Current economic conditions may cause a decline in business and consumer spending which could adversely affect our business and financial performance.

Our operating results may be impacted by the overall health of the North American economy. Our business and financial performance, including collection of our accounts receivable and recoverability of assets, may be adversely affected by current and future economic conditions, such as a reduction in the availability of credit, financial market volatility, recession, etc.

In light of the uncertain and rapidly evolving situation relating to the spread of the coronavirus (COVID-19), this public health concern will likely pose a risk to our customers, our employees, our vendors and the communities in which we operate, which likely will negatively impact our business. Nationwide, most retail establishments are currently either closed under local and state government order or open with limited hours. While many states are beginning to lift these restrictions, the timing of this reopening and whether consumer confidence and spending will rebound robustly is unclear. As a result, we expect that as a result of the coronavirus pandemic, our revenues will be negatively impacted. We intend to continue to monitor the situation and may adjust our current policies and practices as more information and guidance become available.

Risks Relating to this Offering

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock – see the section entitled “Use of Proceeds” in this prospectus supplement. Our failure to apply these funds effectively could have a material adverse effect on our business and cause the price of our common stock to decline.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is higher than the net tangible book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $6.50 per share, and after deducting the underwriting discount and estimated offering expenses payable by us, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.79 per share in the net tangible book value of the common stock or $5.72 per share if the underwriter exercises in full its option to purchase additional shares to cover over-allotments, if any. See the section entitled “Dilution” in this prospectus supplement for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

S-3

Our outstanding options and the availability for resale of the underlying shares may adversely affect the trading price of our common stock.

As of May 31, 2020, there were outstanding stock options to purchase approximately 1,269,257 shares of our common stock at a weighted-average exercise price of $1.84 per share. Our outstanding options could adversely affect our ability to obtain future financing or engage in certain mergers or other transactions, since the holders of options can be expected to exercise them at a time when we may be able to obtain additional capital through a new offering of securities on terms more favorable to us than the terms of outstanding options. For the life of the options, the holders have the opportunity to profit from a rise in the market price of our common stock without assuming the risk of ownership. The issuance of shares upon the exercise of outstanding options will also dilute the ownership interests of our existing stockholders.

The rights of the holders of common stock may be impaired by the potential issuance of preferred stock.

Our board of directors has the right, without stockholder approval, to issue preferred stock with voting, dividend, conversion, liquidation or other rights which could adversely affect the voting power and equity interest of the holders of common stock, which could be issued with the right to more than one vote per share, and could be utilized as a method of discouraging, delaying or preventing a change of control. The possible negative impact on takeover attempts could adversely affect the price of our common stock. Although we have no present intention to issue any shares of preferred stock or to create any new series of preferred stock, we may issue such shares in the future.

Because we do not intend to pay dividends on our common stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of Intellicheck’s credit facilities and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

If securities or industry analysts issue an adverse opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock is influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. We currently have limited research coverage by securities and industry analysts. If any of the analysts who may cover us change their recommendation regarding our common stock adversely, or provide more favorable relative recommendations about our competitors, the trading price of our common stock would likely decline. If any analyst who may cover us were to cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our common stock or trading volume to decline.

S-4

USE OF PROCEEDS

We estimate that our net proceeds from the sale of the common stock offered pursuant to this prospectus supplement will be approximately $9.2 million or approximately $10.6 million if the underwriter exercises in full its option to purchase additional shares to cover over-allotments, if any, in each case after deducting the underwriting discount and the estimated offering expenses that are payable by us.

We currently intend to use the net proceeds from this offering for general corporate purposes and working capital.

We have not yet determined the amount of net proceeds to be used specifically for any specific purpose. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, we intend to invest the net proceeds in government backed, high-quality, short-term, interest-bearing securities.

S-5

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. In addition, unless waived, the terms of our loan and security agreement with Citibank limit our ability to pay cash dividends. Payment of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

S-6

CAPITALIZATION

The following table sets forth our cash, cash equivalents and available-for-sale securities and our capitalization as of March 31, 2020:

●	on an actual basis; and

●	on an as adjusted basis to give effect to the receipt of the estimated net proceeds of approximately $9.2 million from the sale of the common stock in this offering, after deducting the underwriting discount and estimated offering expenses payable by us.

This table should be read with “Use of Proceeds” in this prospectus supplement as well as (a) “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and (b) “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our condensed financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	March 31, 2020
	Actual	As adjusted
	(In thousands, except per share data) (Unaudited)
Cash, cash equivalents	$3,010	12,210

Long-term liabilities	-	-
Stockholders’ equity:
Common stock, par value $0.001 per share; 40,000,000 shares authorized; 16,209,627 shares issued and outstanding as of March 31, 2020, actual; 17,748,088 shares issued and outstanding, as adjusted	16	18
Additional paid-in capital	128,990	138,188
Accumulated deficit	(116,909)	(116,909)

Total stockholders’ equity	12,097	21,297

Total capitalization	$12,097	21,297

All information above is based on 16,209,627 shares of common stock outstanding as of March 31, 2020 and:

●	assumes no exercise by the underwriter of its option to purchase up to an additional 230,769 shares of common stock to cover over-allotments, if any;

●	excludes 1,303,865 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted average exercise price of $1.83 per share, with 779,138 shares remaining available for future grant under such plans; and

●	excludes 13,430 shares of our common stock issuable upon exercise of warrants with a weighted average exercise price of $2.20 per share.

S-7

DILUTION

If you purchase our securities in this offering, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of March 31, 2020.

Our net tangible book value at March 31, 2020 was $3,434,457, or $0.21 per share, based on 16,209,627 shares of our common stock outstanding. After giving effect to the issuance and sale of all the shares in this offering at the public offering price of $6.50 per share less the estimated offering expenses, our pro forma as adjusted pro forma net tangible book value at March 31, 2020 would have been $12,634,454 or $0.71 per share. This represents an immediate increase in pro forma net tangible book value of $0.50 per share to existing stockholders and an immediate dilution of $5.79 per share to investors in this offering. The following table illustrates this per share dilution:

Public offering price per share of common stock	$6.50
Net tangible book value per share as of March 31, 2020	$0.21
Increase per share attributable to this offering	$0.50
As adjusted net tangible book value per share as of March 31, 2020 after this offering	$0.71
Dilution per share to new investors participating in this offering	$5.79

If the underwriter exercises in full its option to purchase additional shares of common stock at the public offering price of $6.50 per share, the as adjusted net tangible book value deficit after this offering would be $0.78 per share, representing an increase in net tangible book value of $0.57 per share to existing stockholders and immediate dilution in net tangible book value of $5.72 per share to purchasers in this offering at the public offering price.

To the extent that outstanding options or warrants are exercised, or we issue new options under our equity incentive plans, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of common stock or securities convertible or exchangeable into common stock, such issuance could result in further dilution to our stockholders.

The above information is based on 16,209,627 shares of common stock outstanding as of March 31, 2020 and:

●	excludes 1,303,865 shares of our common stock issuable upon exercise of outstanding stock options under our equity incentive plans at a weighted average exercise price of $1.83 per share, with 779,138 shares remaining available for future grant under such plans; and

●	excludes 13,430 shares of our common stock issuable upon exercise of warrants with a weighted average exercise price of $2.20 per share.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING

In this offering, we are offering 1,538,461 shares of our common stock at the public offering price of $6.50 per share. The material terms and provisions of our common stock are described under the captions “Description of Capital Stock” and “Common Stock” of the accompanying prospectus.

S-8

UNDERWRITING

We are offering the shares of common stock described in this prospectus supplement through Northland Securities, Inc. (“Northland”) as the sole book-running manager. We have entered into a firm commitment underwriting agreement with Northland.

The underwriting agreement provides that the obligations of Northland are subject to certain conditions precedent, including approval of legal matters by its counsel. Northland has the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. Subject to the terms and conditions set forth in the underwriting agreement, we have agreed to sell to Northland, and Northland has agreed to purchase from us, the number of shares of our common stock listed opposite its name below.

Underwriter	Number of Shares
Northland Securities, Inc.	1,538,461

Total	1,538,461

Option to Purchase Additional Shares

We have granted Northland an option to buy up to an additional 230,769 shares of common stock from us. Northland may exercise this option at any time and from time to time during the 30-day period from the date of this prospectus supplement. If any additional shares of common stock are purchased, Northland will offer the additional shares on the same terms as those on which the shares are being offered.

Discounts and Commissions

Northland has advised us that it proposes to offer the common stock directly to the public at the offering price set forth on the cover page of this prospectus supplement. Northland proposes to offer the shares to certain dealers at the same price less a concession of not more than $0.2340 per share. After the offering, these figures may be changed by Northland.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by Northland to us per share of common stock. The following table shows the per share and total underwriting discount to be paid by Northland in connection with this offering, assuming either no exercise and full exercise of the option to purchase additional shares:

		Total
	Per Share	Without Option	With Option
Public offering price	$6.50	$9,999,996.50	$11,499,995.00
Underwriting discount	$0.39	$599,999.79	$689,999.70
Proceeds, before expenses, to us	$6.11	$9,399,996.71	$10,809,995.30

We estimate that the total fees and expenses payable by us, excluding the underwriting discount, will be approximately $200,000, which includes $100,000 that we have agreed to reimburse Northland for the fees incurred by it in connection with the offering.

B Riley FBR, Inc. is serving as a financial advisor to us in connection with the offering and will receive 15% of the total underwriting discount set forth above.

Indemnification of Underwriter

We have agreed to indemnify Northland against certain liabilities, including liabilities under the Securities Act or to contribute to payments that Northland may be required to make in respect of those liabilities.

S-9

No Sales of Similar Securities

We and each of our directors and executive officers are subject to lock-up agreements that prohibit us and them from offering, selling, contracting to sell, granting any option or contract to purchase, purchasing any option or contract to sell, granting any option, right or warrant to purchase, lending or otherwise transferring or disposing of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or other capital stock for a period of 90 days following the date of this prospectus supplement without the prior written consent of Northland.

The lock-up agreements do not prohibit our directors and executive officers from transferring shares of our common stock for bona fide gifts or by will, or for estate or tax planning purposes, subject to certain requirements, including that the transferee be subject to the same lock-up terms. The lock-up provisions do not prohibit us from issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement. The lock-up provisions do not prevent us from selling shares to Northland pursuant to the underwriting agreement, or from granting options to acquire securities under our existing stock option plans or issuing shares upon the exercise or conversion of securities outstanding on the date of this prospectus supplement.

Listing

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “IDN.”

Price Stabilization, Short Positions and Penalty Bids

To facilitate the offering, Northland may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock during and after the offering. Specifically, Northland may over-allot or otherwise create a short position in the common stock for its own account by selling more shares of common stock than we have sold to it. Short sales involve the sale by Northland of a greater number of shares than Northland required to purchase in the offering. Northland may close out any short position by either exercising its option to purchase additional shares or purchasing shares in the open market.

In addition, Northland may stabilize or maintain the price of the common stock by bidding for or purchasing shares of common stock in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if shares of common stock previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the common stock to the extent that it discourages resales of the common stock. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on the Nasdaq Stock Market LLC or otherwise and, if commenced, may be discontinued at any time. Northland may also engage in passive market making transactions in our common stock. Passive market making consists of displaying bids on the Nasdaq Stock Market LLC limited by the prices of independent market makers and effecting purchases limited by those prices in response to order flow. Rule 103 of Regulation M promulgated by the SEC limits the amount of net purchases that each passive market maker may make and the displayed size of each bid. Passive market making may stabilize the market price of the common stock at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Electronic Distribution

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on the website maintained by Northland and Northland may distribute prospectuses and prospectus supplements electronically.

Affiliations

From time to time in the ordinary course of its businesses, Northland and certain of their affiliates have engaged, and may in the future engage, in commercial banking or investment banking transactions with us and our affiliates.

S-10

Selling Restrictions

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) an offer to the public of any shares of our common stock may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any shares of our common stock may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

(c)	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of our common stock shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of our common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of our common stock to be offered so as to enable an investor to decide to purchase any shares of our common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Northland has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the shares of our common stock in circumstances in which Section 21(1) of the FSMA does not apply to us; and
(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of our common stock in, from or otherwise involving the United Kingdom.

Canada

The common shares may be sold only to purchasers purchasing as principal that are both “accredited investors” as defined in National Instrument 45-106 Prospectus and Registration Exemptions and “permitted clients” as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common shares must be made in accordance with an exemption from the prospectus requirements and in compliance with the registration requirements of applicable securities laws.

Germany

Each person who is in possession of this prospectus is aware of the fact that no German securities prospectus (wertpapierprospekt) within the meaning of the German Securities Prospectus Act (Wertpapier-prospektgesetz, or the “German Act”) of the Federal Republic of Germany has been or will be published with respect to the shares of our common stock. In particular, each underwriter has represented that it has not engaged and has agreed that it will not engage in a public offering in the Federal Republic of Germany within the meaning of the German Act with respect to any of the shares of our common stock otherwise than in accordance with the German Act and all other applicable legal and regulatory requirements.

Hong Kong

The common shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

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Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a)	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

(b)	where no consideration is or will be given for the transfer; or

(c)	where the transfer is by operation of law.

Switzerland

The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering or marketing material relating to the offering, or the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of common shares.

United Arab Emirates

This offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the “UAE”), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (“DFSA”), a regulatory authority of the Dubai International Financial Centre (“DIFC”). The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No 8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The common shares may not be offered to the public in the UAE and/or any of the free zones.

The common shares may be offered and issued only to a limited number of investors in the UAE or any of its free zones who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned.

France

This prospectus (including any amendment, supplement or replacement thereto) is not being distributed in the context of a public offering in France within the meaning of Article L. 411-1 of the French Monetary and Financial Code (Code monétaire et financier).

This prospectus has not been and will not be submitted to the French Autorité des marchés financiers (the “AMF”) for approval in France and accordingly may not and will not be distributed to the public in France.

Pursuant to Article 211-3 of the AMF General Regulation, French residents are hereby informed that:

1. the transaction does not require a prospectus to be submitted for approval to the AMF;

2. persons or entities referred to in Point 2°, Section II of Article L.411-2 of the Monetary and Financial Code may take part in the transaction solely for their own account, as provided in Articles D. 411-1, D. 734-1, D. 744-1, D. 754-1 and D. 764-1 of the Monetary and Financial Code; and

3. the financial instruments thus acquired cannot be distributed directly or indirectly to the public otherwise than in accordance with Articles L. 411-1, L. 411-2, L. 412-1 and L. 621-8 to L. 621-8-3 of the Monetary and Financial Code.

This prospectus is not to be further distributed or reproduced (in whole or in part) in France by the recipients of this prospectus. This prospectus has been distributed on the understanding that such recipients will only participate in the issue or sale of our common stock for their own account and undertake not to transfer, directly or indirectly, our common stock to the public in France, other than in compliance with all applicable laws and regulations and in particular with Articles L. 411-1 and L. 411-2 of the French Monetary and Financial Code.

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LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by K&L Gates LLP, Seattle, Washington. The underwriter is represented in this offering by Faegre Drinker Biddle & Reath LLP, Minneapolis, Minnesota.

EXPERTS

The consolidated balance sheets of Intellicheck, Inc. as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years then ended have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein (by reference) in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act, and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

We also maintain a web site at www.intellicheck.com, through which you can access our SEC filings. The information set forth on our web site is not part of this prospectus supplement.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information contained in this prospectus supplement and the accompanying prospectus and information that we file with the SEC in the future and incorporate by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (other than information in current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement and prior to the termination of the offering of the common stock covered by this prospectus supplement (Commission File No. 333-238680):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on March 19, 2020;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 as filed with the SEC on May 6, 2020;

●	our Definitive Proxy Statement filed April 3, 2020;

●	our Form 8-K’s dated January 17, 2020, March 16, 2020 (as accepted by the SEC at 12:35 p.m.), April 17, 2020 and May 14, 2020;

●	a description of our common stock contained in our Registration Statement on Form 8-A (001-15465) filed with the SEC under Section 12 of the Exchange Act on November 15, 1999, including any amendment or reports filed for the purpose of updating this description

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This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or the accompanying prospectus or in documents incorporated by reference in this prospectus supplement or the accompanying prospectus. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus supplement.

Our websites is www.intellicheck.com. Our website contains links to our filings available on the SEC website. We will also provide electronic or paper copies of our filings free of charge upon written or oral request. The information available on or through our websites is not a part of this prospectus supplement or the accompanying prospectus and should not be relied upon. You may request and obtain a copy of these filings or any filings subsequently incorporated by reference into this prospectus supplement or the accompanying prospectus, at no cost, by writing or telephoning us at the following address or phone number:

Intellicheck, Inc.

535 Broad Hollow Road, Suite B51

Melville, NY 11747

(516) 992-1900

Attn: Bill White, Chief Financial Officer

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PROSPECTUS

INTELLICHECK, INC.

$25,000,000

Of

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

We may offer and sell from time to time our common stock, preferred stock, warrants, and units. The aggregate initial offering price of all securities sold by Intellicheck, Inc. pursuant to this prospectus and any prospectus supplement will not exceed $25,000,000.

This prospectus describes the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the securities. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the accompanying prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus and any prospectus supplement, carefully before you make your investment decision.

See “Risk Factors” beginning on page 6 of this prospectus, together with risk factors contained in any applicable prospectus supplement, for factors you should consider before buying any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

We may offer these securities for sale directly to investors or through underwriters, dealers or agents. We will set forth the names of any underwriters, dealers or agents and their compensation in the accompanying prospectus supplement.

The date of this Prospectus is June 4, 2020.

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any prospectus supplement to “Intellicheck” and to the “company,” “we,” “us” or “our” are to Intellicheck, Inc. and its subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” using a “shelf” registration process. Under this shelf registration process, Intellicheck, Inc. may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate initial offering price of $25,000,000. This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” below.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer to sell in any jurisdiction in which the offer is not permitted. You should not assume that the information in the prospectus, any prospectus supplement or any other document incorporated by reference in this prospectus is accurate as of any date other than the dates of those documents.

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FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “may,” “likely” and similar expressions, and the negative thereof, are intended to identify forward-looking statements. Our forward-looking statements are based on assumptions that we believe to be reasonable but that may not prove to be accurate. The statements do not include the potential impact of future transactions, such as an acquisition, disposition, merger, joint venture or other transaction that could occur. We undertake no obligation to publicly update or revise any forward-looking statement.

All of our forward-looking information is subject to risks and uncertainties that could cause actual results to differ materially from the results expected. Although it is not possible to identify all factors, these risks and uncertainties include the risk factors and the timing of any of those risk factors described in our annual report on Form 10-K for the year ended December 31, 2019. These documents are available through our web site or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov.

OVERVIEW OF OUR BUSINESS

We were originally incorporated in the state of New York in 1994 as Intelli-Check, Inc. In August 1999, we reincorporated in Delaware. On March 14, 2008, our corporation was renamed Intelli-Check - Mobilisa, Inc. after the consummation of the merger with Mobilisa, Inc. (“Mobilisa”) (references to “Intelli-Check” in this annual report refer to the Company prior to the merger with Mobilisa). At the closing of the merger, our headquarters were moved to Mobilisa’s offices in Port Townsend, Washington. On October 27, 2009, we made a further change in our name to Intellicheck Mobilisa, Inc. On May 4, 2017, with the approval of our shareholders, we changed our name to Intellicheck, Inc. (“Intellicheck,” “we,” “our,” “us,” or “the Company”). On August 31, 2009, the Company acquired 100% of the common stock of Positive Access Corporation (“Positive Access”), a developer of driver license reading technology. The acquisition of Positive Access expanded the Company’s technology portfolio and related product offerings and allowed the Company to reach a larger number of customers through Positive Access’s extensive distribution network. Effective March 19, 2018, we relocated our corporate headquarters from Jericho, New York to Melville, New York. On December 31, 2018, we formally merged the Mobilisa and Positive Access subsidiaries into one corporation under the name Intellicheck, Inc.

We are a prominent technology company engaged in developing, integrating and marketing threat identification and identity authentication solutions to address challenges that include retail fraud prevention, law enforcement threat identification, and mobile and handheld access control and security for the government, military and commercial markets. Intellicheck’s products include Retail ID®, a solution for preventing fraud in the retail industry; Age ID®, a smartphone or tablet-based solution for preventing sale of age-restricted products to minors; Law ID® a smartphone-based solution used by law enforcement officers to identify and mitigate threats; and Defense ID®, a mobile and fixed infrastructure solution for threat identification, identity authentication and access control to military bases and other government facilities.

We plan to expand our business in the near term by pursuing a strategy designed to increase market share in our existing markets and expand into new product markets that are expected to benefit from fraud prevention, enhanced safety and regulatory compliance. For example, we have extended our technologies into online applications to provide enhanced safety, regulatory compliance and fraud prevention for the billions of transactions that occur online each day. We have also incorporated biometric, facial recognition and other enhancements to several of our current product offerings.

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We plan to leverage our intellectual property in the markets we are targeting to strengthen our competitive position.

Our primary businesses include Identity Systems products, which include commercial applications of identity card reading authentication and government sales of defense security and identity card applications.

Our technologies address problems such as:

●	Commercial Fraud and Risk Management – which may lead to economic losses to merchants from check cashing, debit and credit card, e- commerce as well as other types of fraud such as identity theft that principally use fraudulent identification documents as proof of identity;

●	Instant Credit Card Approval – retail stores use our technology to scan a driver license at a kiosk or at the Point Of Sale (POS) and send the information to a credit card underwriter to get instant approval for a loyalty-branded credit card. This technique protects consumer data and is significantly more likely to result in a completed transaction compared to in-store personnel asking customers to fill out a paper form;

●	Unauthorized Access – our systems and software are designed to increase security and deter terrorism at airports, shipping ports, rail and bus terminals, military installations, high profile buildings and infrastructure where security is a concern; and

●	Inefficiencies Associated With Manual Data Entry – by reading encoded data contained in the bar code and magnetic stripe of an identification card with a quick swipe or scan of the card, where permitted by law, customers are capable of accurately and instantaneously inputting information into forms, applications and the like without the errors associated with manual data entry.

Our principal executive office is located at 535 Broad Hollow Road, Suite B51, Melville, NY 11747, and our telephone number is (516) 992-1900.

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RISK FACTORS

Risks Related to Our Business and Industry

We have incurred losses since inception and losses may continue, which could result in a decline in the value of our securities and a loss of your investment.

We incurred net losses of $2,548,711 and $3,963,576 for the fiscal years ended December 31, 2019 and 2018, respectively, and our accumulated deficit was $116,935,112 as of December 31, 2019. Since we expect to incur additional expenditures in line with the sales growth of our business, we may not achieve operating profits in the near future. This could lead to a decline in the value of our securities.

Our proprietary software relies on reference data provided by government and quasi-government agencies. If these governmental and quasi-government agencies were to stop sharing data with us, the utility of our proprietary software would be diminished in those jurisdictions and our business would be damaged.

Currently, the fifty states, ten Canadian provinces and the District of Columbia, in most instances, conform to the guidelines established by certain organizations responsible for implementing industry standards, cooperate with us by providing sample identification cards so that we may modify all our hardware and software products to read and analyze the encoded information found on such jurisdiction’s identification cards. If one or more of these jurisdictions do not continue to provide this reference data, the utility of our proprietary software may be diminished in those jurisdictions.

Our business strategy exposes us to long sales and implementation cycles for our products.

Our target customers in the commercial fraud protection, access control and age verification industry sectors include large retailers and government agencies, which typically require longer sales and implementation cycles for our products than do our potential customer base solely interested in age verification, such as restaurant, bar and convenience store operators. The longer sales and implementation cycles for larger retail companies continue to have an adverse impact on the timing of realizing our revenues. In addition, budgetary constraints and potential economic slowdowns may also continue to delay purchasing decisions by these prospective customers. These initiatives have costs associated with them, and we cannot assure you that they ultimately will prove successful, or result in, an increase to our revenues or profitability.

Historically, some of our primary target customers have been government agencies and branches of the U.S. military, both of which require long sales and implementation cycles for products, which may result in a long period of time prior to revenue realization. The loss or significant reduction in government spending could limit our ability to obtain government contracts. These limitations, if significant, could significantly reduce our revenues. We will need to develop additional strategic relationships with large government contractors in order to successfully compete for government contracts. Should we lose or fail to develop these strategic relationships, we may not be able to implement our business strategy.

The industry for our systems and software is evolving and its growth is uncertain.

Demand as well as industry acceptance for recently introduced and existing systems, and software and sales from such systems and software, are subject to a high level of uncertainty and risk. With changing administration in government, changes in government budgets, and slowly evolving government standards on use of identity products, the government sector is slowly developing. The commercial sector can develop faster than the government sector, but it is also subject to a higher level of uncertainty because of potential uncertainty in the continued financial health of our commercial customers, as well as long sales cycles. Our business may suffer if the industry develops more slowly than anticipated and does not sustain industry acceptance.

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Failure to manage our operations if they expand could impair our future growth.

If we can expand our operations, particularly through multiple sales to large retailers and government agencies in the document verification industry, the expansion will place significant strain on our management, financial controls, operating systems, personnel and other resources. Our ability to manage future growth, should it occur, will depend upon several factors, including our ability to do the following:

■	build and train our sales force;
■	establish and maintain relationships with distributors;
■	develop customer support systems;
■	develop expanded internal management and financial controls adequate to keep pace with growth in personnel and sales, if they occur; and
■	manage the use of third-party manufacturers and suppliers.

If we can grow our business but do not manage our growth successfully, we may experience increased operating expenses, loss of customers, distributors or suppliers and declining or slowed growth of revenues.

Failure to protect our proprietary technology may impair our competitive position.

We continue to allocate significant resources to developing new and innovative technologies that are utilized in our products and systems. Because our continued success depends on, to a significant degree, our ability to offer products providing superior functionality and performance over those offered by our competitors, we consider the protection of our technology from unauthorized use to be fundamental to our success. This is done by processes aimed at identifying and seeking appropriate protection for newly-developed intellectual property, including patents, trade secrets, copyrights and trademarks, as well as policies aimed at identifying unauthorized use of such property. These processes include:

■	contractual arrangements providing for nondisclosure of proprietary information;
■	maintaining and enforcing issued patents and filing patent applications on innovative solutions to commercially important problems;
■	protecting trade secrets;
■	protecting copyrights and trademarks by registration and other appropriate means;
■	establishing internal processes for identifying and appropriately protecting new and innovative technologies; and
■	establishing practices for identifying unauthorized use of intellectual property.

Litigation can be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results. To determine the priority of inventions, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office or oppositions in foreign patent and trademark offices, which could result in substantial cost and limitations on the scope or validity of our patents or trademarks.

Additionally, third parties, including our competitors or licensees, may seek to have our patents reviewed by the Patent Trial and Appeal Board of the United States Patent and Trademark Office in a post grant proceeding, such as post grant review or an inter parties review. Such proceedings, if instituted could cancel our patents or narrow the scope of our patent claims. We cannot predict the effect that such proceedings, if instituted, may have on our business or revenue received from licensing our patents.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property, including intellectual property developed on our behalf by foreign contractors or subcontractors, may have a material adverse effect on our business, operations and financial results.

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If our future products incorporate technologies that infringe the proprietary rights of third parties, and we do not secure licenses from them, we could be liable for substantial damages.

We are not aware that our current products infringe the intellectual property rights of any third parties. We also are not aware of any third-party intellectual property rights that may hamper our ability to provide future products and services. However, we recognize that the development of our services or products may require that we acquire intellectual property licenses from third parties to avoid infringement of those parties’ intellectual property rights. These licenses may not be available at all or may only be available on terms that are not commercially reasonable. If third parties make infringement claims against us whether or not they are upheld, such claims could:

■	consume substantial time and financial resources;
■	divert the attention of management from growing our business and managing operations; and
■	disrupt product sales and shipments.

If any third party prevails in an action against us for infringement of its proprietary rights, we could be required to pay damages and either enter into costly licensing arrangements or redesign our products so as to exclude any infringing use. As a result, we would incur substantial costs, delays in product development, sales and shipments, and our revenues may decline substantially. Additionally, we may not be able to achieve the minimum necessary growth for our continued success.

Failure to attract and retain management and other personnel may damage our operations and financial results and cause our stock price to decline.

We depend, to a significant degree, on the skills, experience and efforts of our executive officers and other key management, technical, finance, sales and other personnel. Our failure to attract, integrate, motivate and retain existing or additional personnel could disrupt or otherwise harm our operations and financial results. We do not carry key man life insurance policies covering any employees. The loss of services of certain of our key employees, an inability to attract or retain qualified personnel in the future, or delays in hiring additional personnel could delay the development of our business and could cause our stock price to decline.

Our share price may be volatile and could decline substantially

The market price of our common stock, like the price of shares of technology companies generally, has been and may continue to be volatile. From January 1, 2002 to May 15, 2020, the closing price of our common stock has varied from a high of $140.00 to a low of $0.82 per share, as reported on The Nasdaq Stock Market. Many factors may cause the market price for our common stock to decline, including:

■	shortfalls in revenues, cash flows or continued losses from operations;
■	delays in development or roll-out of any of our products;
■	announcements by one or more competitors of new product acquisitions or technological innovations; and
■	unfavorable outcomes from outstanding litigation.

In addition, the stock market experiences extreme fluctuations in price and volume that particularly affect the market price of shares of technology companies, such as ours. These price and volume fluctuations are often unrelated or disproportionate to the operating performance of the affected companies. Because of this volatility, we may fail to meet the expectations of our stockholders or of securities analysts and our stock price could decline as a result. Declines in our stock price for any reason, as well as broad-based market fluctuations or fluctuations related to our financial results or other developments, may adversely affect your ability to sell your shares at a price equal to or above the price at which you purchased them. Decreases in the price of our common stock may also lead to de-listing of our common stock.

We incur significant accounting and other control costs that impact our financial condition.

As a publicly traded corporation, we incur certain costs to comply with regulatory requirements. If regulatory requirements were to become more stringent or if controls thought to be effective later fail, we may be forced to make additional expenditures, the amounts of which could be material. Some of our competitors are privately owned, so their accounting and control costs could create a competitive advantage over us. Should our sales decline or if we are unsuccessful at increasing prices to cover higher expenditures for internal controls and audits, our costs associated with regulatory compliance will rise as a percentage of sales.

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Securing government contracts typically involves a lengthy competitive bidding process. Often, unsuccessful bidders have the ability to challenge contract awards. Such challenges may increase costs, result in delays and risk the loss of the contract by the winning bidder. Protests or other delays related to material government contracts that may be awarded to us could result in revenue volatility. State and local government agency contracts may depend on the availability of matching funds from federal, state or local entities. State and local government agencies are subject to political, budgetary, purchasing and delivery constraints that may result in irregular revenue and operating results. Revenue volatility makes management of our business difficult. Outright loss of any material government contract through the protest process or otherwise, could significantly reduce our revenues.

We could be negatively impacted by the recent outbreak of coronavirus (COVID-19).

In light of the uncertain and rapidly evolving situation relating to the spread of the coronavirus (COVID-19), this public health concern could pose a risk to our customers, our employees, our vendors and the communities in which we operate, which could negatively impact our business. The extent to which the coronavirus (COVID-19) may impact our business will depend on future developments, which are highly uncertain and cannot be predicted at this time. We could experience customer or widespread retail shutdowns to prevent spread of the virus, employee impacts from illness, school closures and other community response measures, all of which could negatively impact our business. We intend to continue to monitor the situation and may adjust our current policies and practices as more information and guidance become available.

We could be adversely affected by a negative audit by the U.S. government.

We, like other government contractors, are subject to various routine audits, reviews and investigations by U.S. government agencies, including the Defense Contract Audit Agency and various agency inspectors. These agencies review a contractor’s performance under its contracts, cost structure and compliance with applicable laws, regulations, and standards. Any costs found to be misclassified may be subject to repayment. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or prohibition from doing business with the U.S. government.

Long lead times for the components used in certain products creates uncertainty in our supply chain and may prevent us from making required deliveries to our customers on time.

We rely exclusively on commercial off-the-shelf technology in manufacturing our products. The lead-time for ordering certain components used in our products and for the production of products can be lengthy. As a result, we must, from time to time, order products based on forecasted demand. If demand for products lags significantly behind forecasts, we may purchase more product than we can sell. Conversely, if demand exceeds forecasts, we may not have enough products to meet our obligations to our customers.

We obtain certain hardware and services, as well as some software applications, from a limited group of suppliers, and our reliance on these suppliers involves significant risks, including reduced control over quality and delivery schedules.

Any financial instability of our suppliers could result in having to find new suppliers. We may experience significant delays in manufacturing and deliveries of products and services to customers if we lose our sources or if supplies and services delivered from these sources are delayed. As a result, we may be required to incur additional development, manufacturing and other costs to establish alternative supply sources. It may take several months to locate alternative suppliers, if required. We cannot predict whether we will be able to obtain replacement hardware within the required time frames at affordable costs, or at all. Any delays resulting from suppliers failing to deliver hardware or delays in obtaining alternative hardware, in sufficient quantities and of sufficient quality, or any significant increase in the cost of hardware from existing or alternative suppliers could result in delays on the shipment of product which, in turn, could result in the loss of customers we may not be able to successfully complete.

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Our Defense ID® system relies on access to databases run by various government agencies. If these governmental agencies were to stop sharing data with us, the utility of the Defense ID system would be diminished and business would be damaged.

Currently, our Defense ID® system accesses over 100 separate databases run by various government and law enforcement agencies. We cannot be assured that each of these agencies will continue to cooperate with us. In the event that one or more of these agencies does not continue to provide access to these databases, the utility of the Defense ID® system may be diminished and, as a result, our sales could suffer.

Our Defense ID® system requires permission from each branch of the U.S. military in the form of an Authority to Operate (ATO). If an existing ATO is revoked, we would risk losing our ability to install our Defense ID® system at military bases.

It is our current understanding that our Defense ID® system requires authority to operate at each Defense Department installation. There are, however, several views within the Defense Department pertaining to authorizations and accreditations required for information technology systems. We continue to work with the Defense Department to clarify these requirements that generate uncertainty for Defense Department contractors.

Authority to operate is granted to each installation and requires the installation to expend resources in the authorization process. The time required for this process can be lengthy, given resource availability.

We cannot be assured that Defense Department installations will have the resources necessary to pursue their respective authorities to operate, or that the authority to operate can be granted in a timely manner. The results of this may include loss or delay of projected Defense ID sales.

Security breaches and other disruptions could potentially compromise our information and expose us to liability, which would be harmful to our business.

In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our customers, and personally identifiable information of our customers, their customers our employees, in our data centers and on our networks. The secure processing, maintenance and transmission, when applicable, of this information is critical to our operations and business strategy. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance or other disruptions. Any such breach could compromise our networks and the information stored there could be accessed, publicly disclosed, lost or stolen. Any such access, disclosure or other loss of information could result in legal claims or proceedings, potential liability under laws that protect the privacy of personal information, and regulatory penalties. This in turn could disrupt our operations and the services we provide to customers, damage our reputation, and potentially cause a loss of confidence in our products and service offerings, which could adversely affect our business and competitive position.

Our Defense ID® system manages private personal information and information related to sensitive government functions and a breach of the security systems protecting such information may result in a loss of suppliers or customers or result in litigation.

The protective security measures designed to protect sensitive information and contained in our products may not prevent all security breaches. Failure to prevent security breaches may disrupt our business, damage our reputation and expose us to litigation and liability. A party who is able to circumvent protective security measures used in these systems could misappropriate sensitive information or cause interruptions or otherwise damage our products, services and reputation as well as the property and privacy of customers. If unintended parties obtain sensitive data and information, or create bugs or viruses or otherwise sabotage the functionality of our products, we may receive negative publicity, incur liability to our customers or lose the confidence of our customers, any of which may cause the termination or modification of contracts. Further, our existing insurance coverage may be insufficient to cover losses and liabilities that may result from such events.

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In addition, we may be required to expend significant capital and other resources to protect against the threat of security breaches or to alleviate problems caused by the occurrence of any such breaches. However, protective or remedial measures may not be available at a reasonable price or at all, or may not be entirely effective if commenced.

Future government regulation restricting the capture of information electronically stored on identification cards could adversely affect our business.

The Defense ID® system is designed to read, verify and capture information from identification cards. Currently, some jurisdictions have restrictions on what can be done with this information. Because issues of personal privacy continue to be a major topic of public policy debate, it is possible that, in the future, these or other jurisdictions may introduce similar or additional restrictions on capturing this information. Therefore, the implementation of unfavorable regulations or unfavorable interpretations of existing regulations by courts or regulatory bodies could require us to incur significant compliance costs, cause the development of the affected industry sectors to become impractical and reduce our revenues and potential revenues.

We are subject to risks associated with product failure and technological flaws.

Our products are complex and may contain undetected errors or result in failures when first introduced or when new versions are released. Despite vigorous product testing efforts and testing by current and potential customers, it is possible that errors will be found in a new product or enhancement after commercial shipments have commenced. The occurrence of product defects or errors could result in negative publicity, delays in product introduction and the diversion of resources to remedy defects and loss of or delay in industry acceptance or claims by customers against us and could cause us to incur additional costs, any one of which could adversely affect our business. Because of the risk of undetected error, we may be compelled to accept liability provisions that vary from our preferred contracting model in certain critical transactions. There is a risk that in certain contracts and circumstances we may not be successful in adequately minimizing product and related liabilities or that the protections negotiated will not ultimately be deemed enforceable.

We carry product liability insurance, but existing coverage may not be adequate to cover potential claims. The failure of our products to perform as promised could result in increased costs, lower margins, liquidated damage payment obligations and harm to our reputation.

We may not be able to keep up with rapid technological change.

The sectors for all our products are characterized by rapid technological advancements. Significant technological change could render existing technology obsolete. If we are unable to successfully respond to these developments, or do not respond in a cost-effective manner, our business, financial condition and results of operations will be materially adversely affected.

Future capital requirements may require incurring debt or dilution of existing stockholders.

Acquisition and development opportunities and other contingencies may arise, which could require us to raise additional capital or incur debt. If we raise additional capital through the sale of equity, including preferred stock, or convertible debt securities, the percentage ownership of our then existing stockholders will be diluted.

Because we do not intend to pay dividends on our Common Stock, stockholders will benefit from an investment in our stock only if it appreciates in value.

We have never declared or paid any cash dividends on our shares of stock. We currently intend to retain all future earnings, if any, for use in the operations and expansion of the business. As a result, we do not anticipate paying cash dividends in the foreseeable future. Any future determination as to the declaration and payment of cash dividends will be at the discretion of our Board of Directors and will depend on factors the Board of Directors deems relevant, including among others, our results of operations, financial condition and cash requirements, business prospects, and the terms of our credit facilities and other financing arrangements. Accordingly, realization of a gain on stockholders’ investments will depend on the appreciation of the price of our stock. There is no guarantee that our stock will appreciate in value.

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Our percentage of revenues and customer concentration is significant.

Revenues from our ten largest customers accounted for 66% of total revenues in 2019 and 52% of total revenues in 2018. Three customers accounted for 39% of revenues in 2019 and two customers accounted for 31% of revenues in 2018. Our loss of one or more significant customers could have a significant adverse impact on our business, financial condition and results of operations.

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USE OF PROCEEDS

Unless specified otherwise in the applicable prospectus supplement, we expect to use the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement for general corporate purposes, which may include, among other things:

●	repayment of debt;

●	capital expenditures;

●	working capital, including the purchase of hardware in connection with our fulfillment of customer orders;

●	acquisitions; and

●	repurchases and redemptions of securities.

The precise amount and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

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DESCRIPTION OF OUR CAPITAL STOCK

We are a Delaware corporation. The rights of our stockholders are governed by the Delaware General Corporation Law, or the DGCL, and our amended certificate of incorporation and our amended and restated bylaws. The following summary of some of the material terms, rights and preferences of our capital stock is not complete. You should read our amended certificate of incorporation, which we refer to as our certificate of incorporation, and our amended and restated bylaws, which we refer to as our bylaws, for more complete information. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

Common Stock

We may offer shares of Intellicheck’s common stock from time to time. Pursuant to our certificate of incorporation, we have the authority to issue 40,000,000 shares of common stock, $0.001 par value. As of May 15, 2020, we had 16,229,009 shares of common stock outstanding. As of May 15, 2020, there were approximately 37 holders of record of our common stock.

Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

Each share of common stock is entitled to participate equally in dividends as and when declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders, if any, receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

Preferred Stock

We may offer shares of our preferred stock from time to time, in one or more series. Pursuant to our certificate of incorporation, we have the authority to issue 1,000,000 shares of preferred stock, $0.01 par value. As of May 15, 2020, we had no shares of preferred stock outstanding. Our board of directors may, without action by stockholders, issue one or more series of preferred stock. The board may determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could decrease the market price of our common stock. The issuance of preferred stock also could delay, deter or prevent a change of control of Intellicheck.

We have summarized material provisions of the preferred stock in this section. This summary is not complete. We will file a form of certificate of designation designating the rights and preferences of the preferred stock with the SEC prior to any issuance of preferred stock, and you should read such certificate of designation for provisions that may be important to you.

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The certificate of designation and prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the preferred stock;

●	the maximum number of shares of the series;

●	the dividend rate or the method of calculating and paying the dividend, the date from which dividends will accrue and whether dividends will be cumulative;

●	any liquidation preference;

●	any optional redemption provisions;

●	any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock;

●	any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity;

●	any voting rights; and

●	any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares.

Any shares of preferred stock we issue will be fully paid and nonassessable.

Delaware Anti-Takeover Law and Certain Charter and Bylaw Provisions

Our certificate of incorporation, bylaws and the DGCL contain certain provisions that could discourage potential takeover attempts and make it more difficult for our stockholders to change management or receive a premium for their shares.

Delaware law.

We are subject to Section 203 of the DGCL, an anti-takeover law. In general, the statute prohibits a publicly held Delaware corporation from engaging in a business combination with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder. A “business combination” includes a merger, sale of 10% or more of our assets and certain other transactions resulting in a financial benefit to the stockholder. For purposes of Section 203, an “interested stockholder” is defined to include any person that is:

●	the owner of 15% or more of the outstanding voting stock of the corporation;

●	an affiliate or associate of the corporation and was the owner of 15% or more of the corporation’s voting stock outstanding, at any time within three years immediately before the relevant date; and

●	an affiliate or associate of the persons described in the foregoing bullet points.

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However, the above provisions of Section 203 do not apply if:

●	our board approves the transaction that made the stockholder an interested stockholder before the date of that transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by our officers and directors; or

●	on or subsequent to the date of the transaction, the business combinations approved by our board and authorized at a meeting of our stockholders by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Stockholders may, by adopting an amendment to the corporation’s certificate of incorporation or bylaws, elect for the corporation not to be governed by Section 203, effective 12 months after adoption. Neither our certificate of incorporation nor our bylaws exempts us from the restrictions imposed under Section 203. It is anticipated that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board.

Stockholder Proposals and Director Nominations.

Our stockholders can submit stockholder proposals and nominate candidates for our board of directors if the stockholders follow advance notice procedures described in our bylaws.

To nominate directors, stockholders must submit a written notice at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include the name and address of the stockholder, the class and number of shares owned by the stockholder, information about the nominee required by the SEC and the written consent of the nominee to serve as a director. Our board of directors may require the nominee to furnish the same information as is required in the stockholders’ notice that pertains to the nominee.

Stockholder proposals must be submitted at least 120 days before the first anniversary of the date of our proxy statement for the previous year’s annual stockholders’ meeting. The notice must include a description of the proposal, the reasons for bringing the proposal before the meeting, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in the proposal.

In each case, if we did not hold an annual meeting in the previous year or if we have changed the date of the annual meeting by more than 30 days from the date contemplated in the previous year’s proxy statement, stockholders must submit the notice within a reasonable time before we begin to print and send our proxy materials.

Director nominations and stockholder proposals that are late or that do not include all required information may be rejected. This could prevent stockholders from bringing certain matters before an annual meeting, including making nominations for directors.

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Limitation of Liability; Indemnification

Our certificate of incorporation contains certain provisions permitted under the DGCL relating to the liability of directors. These provisions eliminate a director’s personal liability for monetary damages resulting from a breach of fiduciary duty, except that a director will be personally liable:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under Section 174 of the DGCL relating to unlawful stock repurchases or dividends; and

●	for any transaction from which the director derives an improper personal benefit.

These provisions do not limit or eliminate our rights or those of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s fiduciary duty. These provisions will not alter a director’s liability under federal securities laws.

Stock Exchange

Our common stock is listed on the Nasdaq Stock Market LLC under the symbol “IDN.”

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Continental Stock Transfer, 17 Battery Place, 8th Floor, New York, NY 10004. Its phone number is (212) 509-4000.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase common stock or preferred stock. We may issue warrants independently or together with any other securities we offer under a prospectus supplement. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

We have summarized material provisions of the warrants and the warrant agreements below. This summary is not complete. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you.

The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the title of the warrants;

●	the aggregate number of warrants offered;

●	the designation, number and terms of the common stock or preferred stock purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted;

●	the exercise price of the warrants;

●	the dates or periods during which the warrants are exercisable;

●	the designation and terms of any securities with which the warrants are issued;

●	if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

●	if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

●	any minimum or maximum amount of warrants that may be exercised at any one time; and

●	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

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Exercise of Warrants

Holders may exercise warrants as described in the prospectus supplement relating to the warrants being offered. Each warrant will entitle the holder of the warrant to purchase for cash at the exercise price provided in the applicable prospectus supplement the principal amount of shares of common stock or shares of preferred stock being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock or shares of preferred stock purchasable upon the exercise of the warrants. If less than all of the warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for the remaining warrants.

Holders may exercise warrants at any time up to the close of business on the expiration date provided in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities subject to the warrants.

Modifications

We may amend the warrant agreements and the warrants without the consent of the holders of the warrants to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding warrants.

We may also modify or amend certain other terms of the warrant agreements and the warrants with the consent of the holders of not less than a majority in number of the then outstanding unexercised warrants affected. Without the consent of the holders affected, however, no modification or amendment may:

●	shorten the period of time during which the warrants may be exercised; or

●	otherwise materially and adversely affect the exercise rights of the holders of the warrants.

Enforceability of Rights

The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligations or relationship of agency or trust for or with any warrant holder. The warrant agent will not have any duty or responsibility if we default under the warrant agreements or the warrant certificates. A warrant holder may, without the consent of the warrant agent, enforce by appropriate legal action on its own behalf the holder’s right to exercise the holder’s warrants.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also a holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time before a specified date.

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We have summarized material provisions of the units and the unit agreements below. This summary is not complete. We will file the form of any unit agreement with the SEC, and you should read the unit agreement for provisions that may be important to you.

The prospectus supplement relating to any units we are offering will include specific terms relating to the offering. These terms will include some or all of the following:

●	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether such units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may from time to time offer and sell, separately or together, some or all of the securities covered by this prospectus. Registration of the securities covered by this prospectus does not mean, however, that the securities will be offered or sold.

The securities covered by this prospectus may be sold from time to time, at market prices prevailing at the time of sale, at prices related to market prices, at a fixed price or prices subject to change or at negotiated prices, by a variety of methods, including the following:

●	transactions on the Nasdaq Stock Market LLC (including through at the market offerings) or any other organized market where the securities may be traded;

●	in the over-the-counter market;

●	in privately negotiated transactions;

●	through broker-dealers, who may act as agents or principals;

●	through one or more underwriters on a firm commitment or best-efforts basis;

●	in a block trade in which a broker-dealer will attempt to sell a block of securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through offerings of securities exchangeable, convertible or exercisable for the securities;

●	directly to one or more purchasers;

●	through agents; or

●	through any combination of the above.

At any time a particular offer of securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth:

●	the name or names of any underwriters, broker-dealers or agents;

●	the purchase price of the securities and the proceeds to be received by us from the sale;

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●	any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation;

●	any public offering price;

●	any discounts, commissions or concessions allowed or re-allowed or paid to dealers;

●	any additional risk factors applicable to the securities that we propose to sell; and

●	any securities exchange on which the securities may be listed.

Any such required prospectus supplement of which this prospectus is a part will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of securities covered by this prospectus.

Underwriters, broker-dealers or agents may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both the sellers and the purchasers. The compensation received may be in excess of customary discounts, concessions or commissions. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

If dealers are utilized in the sale of offered securities, we will sell such offered securities to the dealers as principals. The dealers may then resell such offered securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

We may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. The underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the applicable prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities. In connection with such sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

Underwriters, broker-dealers or agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers, agents and remarketing firms may be required to make. Underwriters, broker-dealers and agents, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services in the ordinary course of business for us and/or our affiliates.

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Each series of securities will be a new issue of securities and will have no established trading market other than our common stock which is listed on the Nasdaq Stock Market LLC. Any common stock sold will be listed on the Nasdaq Stock Market LLC, upon official notice of issuance. The securities, other than our common stock, may or may not be listed on a national securities exchange or other organized market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities.

LEGAL MATTERS

The validity of the issuance of the shares of common stock, preferred stock, warrants, or units, as applicable, offered hereby will be passed upon for us by K&L Gates LLP, 925 Fourth Avenue, Seattle, WA 98104. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel whom we will name in the applicable prospectus supplement.

EXPERTS

The balance sheets of Intellicheck, Inc. as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ equity, and cash flows for each of the years then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Each time securities are offered to be sold, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus, together with the applicable prospectus supplement, will include or refer you to all material information relating to each offering.

In addition, Intellicheck files annual, quarterly and current reports, proxy and information statements and other information with the SEC under the Exchange Act. Copies of these reports, proxy statements and other information may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC maintains a Website that contains reports, proxy statements and other information regarding Flow. The address of the SEC web site is http://www.sec.gov.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information that we file with them, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

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We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 as filed with the SEC on March 19, 2020;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2020 as filed with the SEC on May 6, 2020;

●	our Definitive Proxy Statement filed April 3, 2020;

●	our Form 8-K’s dated March 16, 2020, April 17, 2020, May 6, 2020 and May 14, 2020;

●	a description of our common stock contained in our Registration Statement on Form 8-A (001-15465) filed with the SEC under Section 12 of the Exchange Act on November 15, 1999, including any amendment or reports filed for the purpose of updating this description; and

●	all documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed, including those made between the date of the initial registration statement that includes this prospectus and prior to the effectiveness of such registration statement (other than information furnished under Item 2.02 or Item 7.01 of any Form 8-K which information is not deemed filed under the Exchange Act).

You may request and obtain a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Intellicheck, Inc.

535 Broad Hollow Road, Suite B51, Melville, NY 11747

(516) 992-1900: Bill White, Chief Financial Officer

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1,538,461 Shares

of

Common Stock

PROSPECTUS SUPPLEMENT

Northland Capital Markets

June 19, 2020